Exhibit 32.1
SECTION 1350 CERTIFICATIONS
     Carl E. Sassano, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify that (i) the quarterly report on Form 10-Q for the first quarter ended June 24, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the quarterly report on Form 10-Q for the first quarter ended June 24, 2006 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: August 8, 2006	/s/ Carl E. Sassano

Carl E. Sassano
Chairman and Chief Executive Officer

Date: August 8, 2006	/s/ John J. Zimmer

John J. Zimmer
Vice President of Finance and
Chief Financial Officer
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.